EXHIBIT 10.1


                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

         This Amendment No. 1 (this "Amendment"), dated as of September 9, 2002, is by and between Telaxis Communications Corporation, a Massachusetts corporation (the "Company"), and Registrar and Transfer Company (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement, dated as of May 18, 2001 (the "Agreement");

         WHEREAS, capitalized terms used but not otherwise defined in this Amendment shall have the meaning given them in the Agreement;

         WHEREAS, the board of directors of the Company has approved a certain Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, P-Com, Inc., a Delaware corporation ("P-Com"), and XT Corporation, a Massachusetts corporation wholly owned by P-Com ("P-Com Merger Sub") (P-Com and P-Com Merger Sub are collectively referred to herein as the "Other Parties") at a meeting of the board of directors of the Company held on September 6, 2002 (the "Meeting"), pursuant to which P-Com Merger Sub will be merged with and into the Company (the "Merger"), and the stockholders of the Company will become stockholders of P-Com;

         WHEREAS, upon the effectiveness of the Merger, the Other Parties collectively will acquire more than 15% of the outstanding shares of the Company's Common Stock, $.01 par value per share (the "Company's Common Stock");

         WHEREAS, the acquisition of more than 15% of the outstanding shares of the Company's Common Stock would result in the acquiring entity or entities being deemed to be an "Acquiring Person" under the Rights Agreement, which would trigger certain events pursuant to the terms of the Rights Agreement;

         WHEREAS, at the Meeting the board of directors of the Company determined that it is in the best interest of the Company to amend the Rights Agreement prior to the Company entering into the Merger Agreement so that the Other Parties will not thereby become Acquiring Persons under the Rights Agreement; and

         WHEREAS, pursuant to Section 26 of the Agreement, this Amendment is being executed by the Company and the Rights Agent for the purpose of amending the Agreement as set forth below.

         NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The first subparagraph of Section 1, definition of "Acquiring Person," is hereby amended by addition thereto of the following final sentence:


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     Anything to the contrary in this paragraph notwithstanding, the term
     "Acquiring Person" shall not include either of P-Com, Inc., a Delaware corporation ("P-Com"), or XT Corporation, a Massachusetts corporation wholly owned by P-Com ("P-Com Merger Sub") (P-Com and P-Com Merger Sub are collectively referred to herein as the "Other Parties"), if and only if, any of such Other Parties individually or collectively shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding as a result of the execution of the Agreement and Plan of Merger authorized and approved by the Board of Directors of the Company at the meeting of the Board of Directors held on Setember 6, 2002, as it may be amended from time to time (the "Merger Agreement"), or the consummation of the transactions contemplated thereby, or any agreements or arrangements entered into by the Company and the Other Parties in connection therewith.

2. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.



                            TELAXIS COMMUNICATIONS CORPORATION


                              By:  /s/ John L. Youngblood
                                   ------------------------------
                                   Name:   John L. Youngblood
                                   Title:  President and Chief Executive Officer



                            REGISTRAR AND TRANSFER COMPANY


                              By:  /s/ Nicola Giancaspro
                                   ------------------------------
                                   Name:  Nicola Giancaspro
                                   Title: Vice President







                [THIS AMENDMENT MAY BE EXECUTED IN COUNTERPARTS]